Exhibit 10

Consent of Independent Registered Public Accounting Firm

The Board of Directors American National Insurance Company:

We consent to the use of our reports included herein with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of American National Insurance Company and subsidiaries as of December 31, 2011 and 2010, and related supplementary schedules, for each of the years in the three-year period ended December 31, 2011 and the financial statements and related financial highlights of American National Variable Annuity Separate Account as of December 31, 2011 for each of the periods indicated herein and to the reference to our firm under the heading “Experts” in the Statement of Additional Information in connection with registration on Form N-4.

/s/: KPMG LLP

Houston, Texas

April 27, 2012